UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

____________________________________

Date of Report (Date of earliest event reported): January 19, 2018

ALGAE RESOURCE HOLDINGS INC

(formerly known as Vershire Corporation)

(Exact Name of Registrant as Specified in Charter)

Nevada	333-199029	98-1190597
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1609, Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong	N/A
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	Tel: +852 2989 0251 Fax: +852 2149 7094

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 3, 2018, 5:00pm, our Board of Directors, acting pursuant to its Amended Articles of Incorporation, unanimously approved to change the name of the Registrant from "Vershire Corporation" to "Algae Resource Holdings Inc." by amending the Registrant's Articles of Incorporation and submitting the Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations to Nevada Secretary of State. The purpose of the name change is to more fully encapsulate the Registrant's business direction.

The name change was processed by the Nevada Secretary of State and effective on January 16, 2018.

The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment regarding on name change, a copy of which is filed with this report as Exhibit 3.1.

Item 8.01 Submission of Matters to a Vote of Security Holders.

On January 3, 2018, the Company held a special meeting of stockholders (the "Special Meeting") in Hong Kong. At the Special Meeting, the proposal set forth below was submitted to a vote of the Company's stockholders. The final voting results are as following:

	For	Against	Abstain
1. The change of Company name to Algae Resource Holdings Inc.	11,000,000	-	-

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
3.1	Certificate of Change Pursuant to Nevada Revised Statutes Section 78.209, as filed by Vershire Corporation with the Secretary of State of the State of Nevada on January 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2018	ALGAE RESOURCE HOLDINGS INC.

By: /s/ Daobing Song
---------------------------------
Name: Daobing Song
Title: President, Chief Executive Officer, Director